Exhibit 99.1
Hanesbrands Inc.
1000 East Hanes Mill Road
Winston-Salem, NC 27105
(336) 519-8080

FOR IMMEDIATE RELEASE

News Media, contact:	Matt Hall, (336) 519-3386
Analysts and Investors, contact:	Brian Lantz, (336) 519-7130
HANESBRANDS INC. PRICES OFFERING OF 6.375% SENIOR NOTES DUE 2020
WINSTON-SALEM, N.C. (Nov. 4, 2010) — Hanesbrands Inc. (NYSE: HBI) today announced the pricing of its offering of $1 billion in aggregate principal amount of its 6.375 percent senior notes due Dec. 15, 2020, at par. The notes will be fully and unconditionally guaranteed on a senior unsecured basis by substantially all of the company’s existing domestic subsidiaries and by certain of its future restricted subsidiaries.
Hanesbrands intends to use the net proceeds from the notes offering to repay a portion of the borrowings outstanding under its existing senior secured credit facility, as well as to pay fees and expenses related to these transactions.
The notes are being offered in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in reliance on Regulation S under the Securities Act. The notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the notes, nor shall there be any sale of the notes in any state or jurisdiction in which such offer, solicitation, or sale is unlawful. Any offers of the notes will be made only by means of a private offering memorandum. The press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.
Cautionary Statement Concerning Forward-Looking Statements
Statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including those regarding the proposed offering of securities and the anticipated use of proceeds therefrom. These forward-looking statements are made only as of the date of this report and are based on Hanesbrands’ current intent, beliefs, plans and expectations. They involve risks and uncertainties that could cause actual future results, performance or developments to differ

Hanesbrands Inc. Prices Offering of 6.375% Senior Notes Due 2020 — Page 2
materially from those described in or implied by such forward-looking statements. These risks and uncertainties include the risks identified from time to time in Hanesbrands’ most recent Securities and Exchange Commission reports, including the 2009 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, registration statements, press releases and other communications. Hanesbrands undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, other than as required by law.
Hanesbrands Inc.
Hanesbrands Inc. is a leading marketer of everyday basic apparel under some of the world’s strongest apparel brands, including Hanes, Champion, Playtex, Bali, JMS/Just My Size, barely there, Wonderbra and Gear For Sports. The company sells T-shirts, bras, panties, men’s underwear, children’s underwear, socks, hosiery, casualwear and activewear produced in the company’s low-cost global supply chain. Hanesbrands has approximately 50,000 employees in more than 25 countries and takes pride in its strong reputation for ethical business practices. More information about the company and its corporate social responsibility initiatives, including the company’s 2010 U.S. Environmental Protection Agency Energy Star Partner of the Year Award and No. 91 ranking on Newsweek’s 500 greenest companies list, may be found on the Hanesbrands Internet website at www.hanesbrands.com.
# # #